Exhibit 10.2


                    LIMITED LIABILITY COMPANY AGREEMENT

                                     OF

            GOLDMAN SACHS GLOBAL EQUITY LONG/SHORT PARTNERS, LLC

                         Dated as of August 1, 2001


                             TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I   General Provisions................................................1

   Section 1.01   Company Name and Address....................................1
   Section 1.02   Fiscal Year.................................................1
   Section 1.03   Liability of Members........................................1
   Section 1.04   Purposes of the Company.....................................2
   Section 1.05   Assignability of Units; Assignment by Managing Member.......2
   Section 1.06   Registered Office and Agent for Service of Process..........3

ARTICLE II   Management of the Company........................................3

   Section 2.01   Management Generally........................................3
   Section 2.02   Delegation by Managing Member...............................3
   Section 2.03   Authority of the Managing Member............................3
   Section 2.04   Reliance by Third Parties...................................5
   Section 2.05   Activity of the Managing Member.............................5
   Section 2.06   Standard of Care; Indemnification...........................5
   Section 2.07   Management Fee; Payment of Costs and Expenses...............7
   Section 2.08   Principal Transactions and Other Related Party
                  Transactions................................................8
   Section 2.09   Termination of the Managing Member..........................9

ARTICLE III   Series of Units; Admission of New Members.......................9

   Section 3.01     Series of Units...........................................9
   Section 3.02   Conversion of Series.......................................10
   Section 3.03   New Members................................................10

ARTICLE IV   Capital Accounts of Members and Operation Thereof...............10

   Section 4.01   Definitions................................................10
   Section 4.02   Capital Contributions......................................11
   Section 4.03   Capital Accounts...........................................11
   Section 4.04   Membership Percentages.....................................12
   Section 4.05   Allocation of Net Capital Appreciation or Net Capital
                  Depreciation...............................................12
   Section 4.06   Amendment of Incentive Allocation..........................13
   Section 4.07   Determination of Net Assets................................13
   Section 4.08   Determination of Net Asset Value...........................15
   Section 4.09   Allocation for Tax Purposes................................15
   Section 4.10   Determination by Managing Member of Certain Matters;
                  Managing Member's Discretion...............................15
   Section 4.11   Adjustments to Take Account of Interim Year Events.........16
   Section 4.12   Tax Withholding............................................16

ARTICLE V   Redemptions and Distributions....................................16

   Section 5.01   Redemptions and Distributions in General...................16
   Section 5.02   Redemptions................................................17
   Section 5.03   Limitation on Redemptions..................................17
   Section 5.04   Distributions..............................................18

ARTICLE VI   Withdrawal, Death, Disability...................................19

   Section 6.01   Withdrawal, Death, etc. of Members.........................19
   Section 6.02   Required Withdrawals.......................................20
   Section 6.03   Effective Date of Withdrawal...............................20
   Section 6.04   Limitations on Withdrawals.................................20

ARTICLE VII   Duration and Dissolution of the Company........................20

   Section 7.01   Duration...................................................20
   Section 7.02   Dissolution................................................21

ARTICLE VIII   Tax Returns; Reports to Members...............................21

   Section 8.01   Independent Auditors.......................................21
   Section 8.02   Filing of Tax Returns......................................21
   Section 8.03   Tax Matters Partner........................................22
   Section 8.04   Financial Reports to Current Members.......................22
   Section 8.05   Tax Reports to Members and Former Members..................22

ARTICLE IX   Miscellaneous...................................................22

   Section 9.01   General....................................................22
   Section 9.02   Power of Attorney..........................................22
   Section 9.03   Amendments to Limited Liability Company Agreement..........23
   Section 9.04   Instruments................................................24
   Section 9.05   No Personal Liability For Return of Capital................24
   Section 9.06   Choice of Law..............................................24
   Section 9.07   Waiver of Trial by Jury....................................25
   Section 9.08   No Third Party Rights......................................25
   Section 9.09   Notices....................................................25
   Section 9.10   Counterparts...............................................25
   Section 9.11   Grantors of Revocable Trusts...............................25
   Section 9.12   Goodwill...................................................25
   Section 9.13   Headings...................................................25
   Section 9.14   Pronouns...................................................26
   Section 9.15   Confidentiality............................................26

                   LIMITED LIABILITY COMPANY AGREEMENT OF

            GOLDMAN SACHS GLOBAL EQUITY LONG/SHORT PARTNERS, LLC

                         Dated as of August 1, 2001

          The undersigned (herein called the "Members", which term shall include any persons hereafter admitted to the Company pursuant to Article III of this Agreement and shall exclude any persons who cease to be Members pursuant to Article V or VI of this Agreement) hereby agree to form and hereby form, as of the date and year first above written, a limited liability company (herein called the "Company"), pursuant to the provisions of the Limited Liability Company Act of the State of Delaware (6 Del. Code ss. 18-101, et seq.) (the "Act"), which shall be governed by, and operated pursuant to, the terms and provisions of this Limited Liability Company Agreement (herein called the "Agreement").

                                 ARTICLE I

                             General Provisions

          Section 1.01 Company Name and Address. The name of the Company is Goldman Sachs Global Equity Long/Short Partners, LLC. Its principal office is located at 701 Mount Lucas Road, Princeton, New Jersey 08540, or at such other location as the Managing Member (as defined in Section 1.03) in the future may designate. The Managing Member shall promptly notify the Non-Managing Members (as defined in Section 1.03) of any change in the Company's address.

          Section 1.02 Fiscal Year. The fiscal year of the Company (herein called the "fiscal year") shall end on December 31 of each calendar year; provided, however, that the Managing Member may change the Company's fiscal year-end, without the consent of the Non-Managing Members, as deemed appropriate by the Managing Member, in its sole discretion.

          Section 1.03 Liability of Members. The names of all of the Members and the amounts of their respective contributions to the Company (herein called the "Capital Contributions") are set forth in a schedule
(herein called the "Schedule"), which shall be filed with the records of the Company at the Company's principal office (as set forth in Section 1.01) and is hereby incorporated by reference and made a part of this Agreement.

          The Member designated in Part I of the Schedule as the Managing Member (herein called the "Managing Member") shall manage the operations of the Company. The Members designated in Part II of the Schedule are referred to herein as the "Non-Managing Members." The Managing Member, the Non-Managing Members and the former Non-Managing Members shall be liable for the repayment and discharge of all debts and obligations of the Company attributable to any fiscal year (or relevant portion thereof) during which they are or were Members of the Company to the extent of their respective limited liability company interests (the "Units") in the Company in the fiscal year (or relevant portion thereof) to which any such debts and obligations are attributable.

          The Members and all former Members shall share all losses, liabilities or expenses suffered or incurred by virtue of the operation of the preceding paragraph of this Section 1.03 in the proportions of their respective Capital Accounts (determined as provided in Section 4.03) for the fiscal year (or relevant portion thereof) to which any debts or obligations of the Company are attributable. A Member's or former Member's share of all losses, liabilities or expenses shall not be greater than its respective interest in the Company for such fiscal year (or relevant portion thereof).

          As used in this Section 1.03, the terms "interests in the Company" and "interest in the Company" shall mean with respect to any fiscal year (or relevant portion thereof) and with respect to each Member (or former Member) for any given series of Units, the Capital Account (as defined in Section 4.03) that such Member (or former Member) would have received (or in fact did receive) pursuant to the terms and provisions of
Article VI upon withdrawal from the Company as of the end of such fiscal year (or relevant portion thereof).

          Notwithstanding any other provision in this Agreement to the contrary, in no event shall any Member (or former Member) be obligated to make any additional contribution or payment whatsoever to the Company, or have any liability for the repayment and discharge of the debts and obligations of the Company (apart from its interest in the Company), except that a Non-Managing Member (or former Non-Managing Member) shall, in the discretion of the Managing Member, be required, for purposes of meeting such Member's obligations under this Section 1.03, to make additional contributions or payments, respectively, up to, but in no event in excess of, the aggregate amount of returns of capital and other amounts actually received by it from the Company during or after the fiscal year to which any debt or obligation is attributable.

          As used in this Agreement, the terms "former Non-Managing Member" and "former Member" refer to such persons or entities as hereafter from time to time cease to be a Non-Managing Member or Member, respectively, pursuant to the terms and provisions of this Agreement.

          Section 1.04 Purposes of the Company. The Company is organized for the purposes of allocating its assets directly or indirectly to a group of investment managers (the "Advisors") (that may or may not be Affiliates (as defined in Section 2.05) of the Managing Member) that employ strategies within the equity long/short hedge fund sector, engaging in any other lawful act or activity for which limited liability companies may be organized under the Act, and engaging in any and all activities and transactions as the Managing Member may deem necessary or advisable in connection therewith.

          Section  1.05  Assignability  of Units;  Assignment  by  Managing
Member.

          (a) Except as provided in paragraph (b) below, without the prior written consent of the Managing Member, which may be withheld in its sole and absolute discretion, with or without cause, a Member may not (i) pledge, transfer or assign its Units in the Company in whole or in part to any person except by operation of law. Any attempted pledge, transfer, assignment or substitution not made in accordance with this Section 1.05 shall be void.

          (b) Without the consent of the Non-Managing Members, the Managing Member may assign or otherwise transfer its Managing Member interest in the Company to any corporation, partnership, limited liability company or other entity controlling, controlled by or under common control with the Managing Member, as long as such transfer does not, as determined by the Managing Member in its sole discretion, cause the Company to be taxable as a corporation.

          Section 1.06 Registered Office and Agent for Service of Process. The registered office of the Company shall be: Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process at such office shall be The Corporation Trust Company. The Company may from time to time have such other place or places of business within or without the State of Delaware as may be designated by the Managing Member.

                                 ARTICLE II

                         Management of the Company

          Section 2.01 Management Generally. The management of the Company shall be vested exclusively in the Managing Member. Except as authorized by the Managing Member, or as expressly set forth in this Agreement, the Non-Managing Members shall have no part in the management of the Company, and shall have no authority or right to act on behalf of the Company in connection with any matter. The Managing Member, and any Affiliate of the Managing Member, may engage in any other business venture, whether or not such business is similar to the business of the Company, and neither the Company nor any Non-Managing Member shall have any rights in or to such ventures or the income or profits derived therefrom.

          Section 2.02 Delegation by Managing Member. The Managing Member shall have the power and authority to delegate to one or more Persons (as defined in Section 2.03(d)), including, without limitation, any officer, employee or agent of the Company or the Managing Member, the Managing Member's rights and powers to manage and control the business and affairs of the Company. The Managing Member may, by written instrument, authorize any Person to enter into and perform under any document on behalf of the Company.

          Section 2.03 Authority of the Managing Member. The Managing Member shall have the power on behalf of and in the name of the Company to carry out any and all of the objects and purposes of the Company set forth in Section 1.04 and Section 2.01, and to perform all acts and enter into and perform all contracts and other undertakings, other than any actions to be taken in connection with investment of the Company's investable assets, which it may deem necessary or advisable or incidental thereto, including, without limitation, the power to:

          (a) open, maintain and close accounts, including custodial accounts, with banks, including banks located inside and outside the United States, and draw checks or other orders for the payment of monies;

          (b) lend, either with or without security, funds or other properties of the Company, and borrow or raise funds (including borrowing from Affiliates of the Managing Member) and secure the payment of obligations of the Company by pledges or hypothecation of all or any part of the property of the Company;

          (c) do any and all acts on behalf of the Company, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the Company's interest in the assets and other property and funds held or owned by the Company, including, without limitation, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and all other like or similar matters;

          (d) engage any person, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other entity (each a "Person") (including the Managing Member and any of its Affiliates) pursuant to an Administration Agreement (as defined in the Company's Confidential Private Placement Memorandum) to provide certain administrative services (any such person, firm or entity providing such services being referred to herein as the "Administrator"), including, without limitation, calculating the net asset value (the "NAV") of each series of Units and Members' Capital Accounts, valuing the Company's assets, assisting with the valuation of securities which are not readily marketable, assisting in the preparation of the Company's financial statements, assisting in the preparation and distribution of reports to each Member, maintaining a registry for the ownership of each series of Units and providing other administrative services to the Company;

          (e) consent on behalf of the Company to any changes in the members, directors or officers of the Managing Member, if such consent is required by applicable law;

          (f) engage any personnel, whether part time or full time, attorneys, financial advisers, underwriters, accountants, consultants, appraisers, custodians of the assets of the Company or other Persons as the Managing Member may deem necessary or desirable, whether or not any such Person may be an Affiliate of the Managing Member or may also be employed by any Affiliate of the Managing Member;

          (g) allocate the Company's assets to Advisors and limited liability companies or other entities managed by the Managing Member through which the Company accesses Advisors ("Portfolio Companies"), oversee such allocations and, from time to time, in the sole discretion of the Managing Member, reallocate the Company's assets among existing or new Advisors or Portfolio Companies;

          (h) bring and defend actions and proceedings at law or equity and before any governmental, administrative or other regulatory agency, body or commission;

          (i) make distributions to Members in cash or (to the extent permitted hereunder) otherwise;

          (j) prepare and file all necessary returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Company and withhold amounts with respect thereto from funds otherwise distributable to any Member;

          (k) determine the accounting methods and conventions to be used in the preparations of any accounting or financial records of the Company;

          (l) make any and all tax elections permitted to be made under the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable state, local or foreign tax law;

          (m) determine the tax treatment of any Company transaction or item for purposes of completing the Company's federal, state, local or foreign tax returns; and

          (n) take all actions, and authorize any member, employee, officer, director or other agent of the Managing Member or agent or employee of the Company, to act for and on behalf of the Company, in all matters necessary to, in connection with, or incidental to, any of the foregoing.

          Section 2.04 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the certificate of the Managing Member, to the effect that it is then acting as the Managing Member and upon the power and authority of the Managing Member as herein set forth.

          Section 2.05 Activity of the Managing Member. The Managing Member and persons controlling, controlled by or under common control with the Managing Member and any of such person's directors, members, stockholders, partners, officers, employees and controlling persons (each an "Affiliate" and collectively, "Affiliates"), shall devote so much of their time to the affairs of the Company as in the judgment of the Managing Member the conduct of its business shall reasonably require, and none of the Managing Member or its Affiliates shall be obligated to do or perform any act or thing in connection with the business of the Company not expressly set forth herein. Nothing herein contained in this Section 2.05 shall be deemed to preclude the Managing Member or its Affiliates from exercising investment responsibility, from engaging directly or indirectly in any other business or from directly or indirectly purchasing, selling or holding securities, options, separate accounts, investment contracts, currency, currency units or any other asset and any interest therein for the account of any such other business, for their own accounts, for any of their family members or for other clients.

          Section 2.06 Standard of Care; Indemnification.

          (a) None of the Managing Member (including, without limitation, in its capacity as the Administrator) or its Affiliates (each an "Indemnified Person" and collectively the "Indemnified Persons") shall be liable to the Company or to the Members for (i) any act or omission performed or failed to be performed by such person (other than any criminal wrongdoing), or for any losses, claims, costs, damages, or liabilities arising therefrom, in the absence of any criminal wrongdoing, willful misfeasance or gross negligence on the part of such person, (ii) any tax liability imposed on the Company or any Member or (iii) any losses due to the actions or omissions of the Advisors, any brokers or other agents of the Company.

          In the event that any Indemnified Person becomes involved in any capacity in any action, proceeding or investigation brought by or against any person (including any Non-Managing Member) in connection with any matter arising out of or in connection with the Company's business or affairs (including a breach of this Agreement by any Member) the Company will periodically reimburse any Indemnified Person for its legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith, provided that such Indemnified Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall ultimately be determined by a court having appropriate jurisdiction in a decision that is not subject to appeal, that such Indemnified Person is not entitled to be indemnified by the Company in connection with such action, proceeding or investigation as provided in the exception contained in the next succeeding sentence.

          To the fullest extent permitted by applicable law, the Company shall also indemnify any Indemnified Person, jointly and severally, against any losses, claims, costs, damages or liabilities to which such Indemnified Person may become subject in connection with any matter arising out of or in connection with the Company's business or affairs, except to the extent that any such loss, claim, cost, damage, or liability results solely from the willful misfeasance, bad faith or gross negligence of, or any criminal wrongdoing by, such Indemnified Person. If for any reason (other than the willful misfeasance, bad faith or gross negligence of, or any criminal wrongdoing by, such Indemnified Person) the foregoing indemnification is unavailable to such Indemnified Person, or is insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable to the Indemnified Person as a result of such loss, claim, cost, damage, or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Indemnified Person on the other hand but also the relative fault of the Company and such Indemnified Person, as well as any relevant equitable considerations.

          The reimbursement, indemnity and contribution obligations of the Company under this Section 2.06 shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, the Managing Member and any other Indemnified Person. The foregoing provisions shall survive any termination of this Agreement.

          (b) The reimbursement, indemnification and contribution rights provided by this Section 2.06 shall not be deemed to be exclusive of any other rights to which the Indemnified Person may be entitled under any agreement or as a matter of law, or otherwise, both as to action in an Indemnified Person's official capacity and to action in any other capacity, and shall continue as to an Indemnified Person who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the Managing Member and shall inure to the benefit of the successors, assigns, heirs and personal representatives of such Indemnified Person.

          (c) Notwithstanding any of the foregoing to the contrary, the provisions of this Section 2.06 shall not be construed as to relieve (or attempt to relieve) from liability or to provide for the indemnification of any Indemnified Person for any liability (including liability under federal securities law which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law or such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 2.06 to the fullest extent permitted by law.

          (d) The Managing Member shall have power to purchase and maintain insurance on behalf of the Managing Member and the Indemnified Persons at the expense of the Company against any liability asserted against or incurred by them in any such capacity or arising out of the Managing Member's status as such, whether or not the Company would have the power to indemnify the Indemnified Persons against such liability under the provisions of this Agreement.

          (e) An Indemnified Person may rely upon and shall be protected in acting or refraining from action upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond debenture, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (f) An Indemnified Person may consult with counsel, accountants and other experts reasonably selected by it, and any opinion of an independent counsel, accountant or expert retained with reasonable care shall be full and complete protection in respect of any action taken or suffered or omitted by the Indemnified Person hereunder in good faith and in accordance with such opinion.

          (g) The Managing Member may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Managing Member shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by it hereunder.

          Section 2.07 Management Fee; Payment of Costs and Expenses. The Company shall pay to the Managing Member a fee, payable in arrears, for investment management and other management services (the "Management Fee") calculated and paid on a monthly basis of approximately 0.10417% (1.25% per annum) of the Net Assets of the Company as of the end of each month, appropriately adjusted to reflect capital appreciation or depreciation and any subscriptions or redemptions. For purposes of determining the Management Fee, Net Assets shall be reduced for any Administration Fee (as defined in the Company's Confidential Private Placement Memorandum) for such month, but shall not be reduced to reflect any accrued Incentive Allocation (as defined in Section 4.05(b)) and any Management Fee for such month.

          If a Member is admitted to, or withdraws from, the Company as of a date other than the first day of a month, the portion of the Management Fee and Administration Fee determined with respect to such Member's Capital Account shall be appropriately pro-rated to take into account the number of days in such month during which such Member was a Member. Partial withdrawals will result in similar pro-ration.

          The Managing Member reserves the right, in its sole discretion, to waive fees or impose different fees on Members, as may be agreed to by the Managing Member and the Member.

          The Managing Member shall bear its own overhead costs and expenses and provide to the Company news, quotation and computer equipment and services (except to the extent paid for through the permitted use of soft dollars), office space and utilities, and secretarial and clerical personnel.

          The Company shall bear its operating expenses, including but not limited to legal expenses, professional fees (including, without limitation, expenses of consultants and experts) relating to investments, accounting, auditing and tax preparation expenses, custodial expenses, taxes, printing and mailing expenses, fees and out-of-pocket expenses of any service company retained to provide accounting and bookkeeping services to the Company, investment expenses (e.g., expenses related to the investment of the Company's assets, such as fees to the Advisors, brokerage commissions, expenses relating to short sales, clearing and settlement charges, custodial fees, bank service fees, interest expenses, borrowing costs and extraordinary expenses) and other expenses associated with the operation of the Company. Expenses are allocated pro rata among each series of Units based on the NAV of each series, prior to the reduction of any year-to-date Incentive Allocation.

          In addition, the Company will bear its organizational expenses and the expenses incurred in connection with the offer and sale of Units, including printing costs and legal fees and expenses of the Company, the Managing Member and any placement agent and other expenses of the offering of Units. In addition, the Company will bear, indirectly through its investment in each Portfolio Company, its pro rata portion of the offering, organizational and operating expenses of each Portfolio Company, including the expenses of the type described in this and the prior paragraph.

          To the extent that expenses to be borne by the Company are paid by the Managing Member in excess of its ratable share, the Company shall reimburse the Managing Member for such expenses. The Managing Member may elect, from time to time, to bear certain of the Company's expenses described above.

          Section 2.08 Principal Transactions and Other Related Party Transactions. Each Non-Managing Member hereby authorizes the Managing Member, on behalf of such Non-Managing Member, to select one or more persons, who shall not be affiliated with the Managing Member, to serve on a committee, the purpose of which will be to consider and, on behalf of the Non-Managing Members, approve or disapprove, to the extent required by applicable law, of principal transactions and certain other related party transactions. In no event shall any such transaction be entered into unless it complies with applicable law.

          Section 2.09 Termination of the Managing Member. Upon the written consent of the Members having at least 66-2/3% of the voting power of the outstanding Units (other than the Units held by Goldman, Sachs & Co., its Affiliates, employees or officers), based on the NAV of such Units, the Managing Member will be required to withdraw from the Company, and the Company will be wound-up and terminated in accordance with Article VII, unless the Members having at least 66-2/3% of the voting power of the outstanding Units (other than the Units held by Goldman, Sachs & Co., its Affiliates, employees or officers), based on the NAV of such Units, agree in writing to continue the business of the Company and to the appointment of one or more new managing members. If the withdrawal of the Managing Member pursuant to this Section 2.09 occurs prior to the end of a month, the Managing Member shall receive the amount of the Management Fee and any applicable Administration Fee prorated through the date of the effective date of the withdrawal pursuant to Section 6.03, and the Managing Member shall receive the Incentive Allocation for the fiscal year in which the withdrawal occurred calculated in accordance with Section 4.05(c) as if the date of withdrawal were the last day of the fiscal year.

                                ARTICLE III

                 Series of Units; Admission of New Members

          Section 3.01 Series of Units. An initial series of Units (the "Initial Series") will be issued on the initial closing date. The initial purchase price per Unit for the Initial Series of Units shall be $100. The Managing Member may, at any time and from time to time, in its sole discretion, elect to raise additional capital for the Company from Members and from new subscribers on such terms and conditions as may be determined by the Managing Member in its sole discretion. Generally, a new series of Units will be issued on each date an existing Member makes an additional Capital Contribution in accordance with Section 4.02 and on each date a new Member is admitted to the Company in accordance with Section 3.03, except that the Managing Member may issue additional Units of an existing series provided that such issuance does not have an adverse effect on the NAV or Prior High NAV (as defined in Section 4.05(b)(i)) of Units of any Member. Each Unit will carry equal rights and privileges with each other Unit of the same series. Units issued at the beginning of any fiscal year will be offered at the then current NAV per Unit of the Initial Series if such Initial Series is at or above its Prior High NAV per Unit. If the Initial Series is not at or above its Prior High NAV per Unit, Units will be issued in the next offered series that is at or above its Prior High NAV. If no series of Units is at or above its Prior High NAV at such time, such additional Units will be issued as a separate series at a price per Unit determined by the Managing Member, in its sole discretion. Fractions of Units may be issued to one ten-thousandth of a Unit.

          Section 3.02 Conversion of Series. Following the end of each fiscal year, any issued and outstanding series of Units (other than the Initial Series) that is at or above its Prior High NAV shall be exchanged into Units of the Initial Series (or if the Initial Series is not at or above its Prior High NAV per Unit, the next offered series that is at or above its Prior High NAV) at the then NAV per Unit of the Initial Series or such other series of Units (as applicable).

          Section 3.03 New Members. Subject to the condition that each new Member shall execute an appropriate counterpart to this Agreement pursuant to which it agrees to be bound by the terms and provisions hereof, the Managing Member may admit one or more new Members on the first day of each calendar quarter or at such other times as the Managing Member may determine in its sole discretion. Admission of a new Member shall not be a cause for dissolution or termination of the Company.

                                 ARTICLE IV

                        Capital Accounts of Members
                           and Operation Thereof

          Section 4.01 Definitions. For the purposes of this Agreement, unless the context otherwise requires:

          (a) The term "Accounting Period" shall mean the following periods: The initial Accounting Period shall commence upon the commencement of operations of the Company. Each subsequent Accounting Period shall commence immediately after the close of the preceding Accounting Period. Each Accounting Period hereunder shall close immediately before the opening of business on the first to occur of (i) the first day of each fiscal year of the Company, (ii) the effective date of the admission of a new Member pursuant to Section 3.03, (iii) the effective date of an additional Capital Contribution pursuant to Section 4.02, or (iv) the effective date of any redemption or complete withdrawal pursuant to Articles V or VI hereof. The final Accounting Period shall end on the date the Company dissolves.

          (b) The term "Beginning Value" shall, with respect to any Accounting Period, mean the value of the Company's Net Assets (as defined below) at the beginning of such Accounting Period.

          (c) The term "Ending Value" shall, with respect to any Accounting Period, mean the value of the Company's Net Assets at the end of such Accounting Period (before giving effect to the Incentive Allocation for such Accounting Period, but after giving effect to all other expenses for such Accounting Period, including the Management Fee and the Administration
Fee).

          (d) The term "Net Assets" shall mean the excess of the Company's total assets over its total liabilities, determined in accordance with
Section 4.07.

          (e) The term "Net Capital Appreciation," with respect to any Accounting Period, shall mean the excess, if any, of the Ending Value over the Beginning Value.

          (f) The term "Net Capital Depreciation," with respect to any Accounting Period, shall mean the excess, if any, of the Beginning Value over the Ending Value.

          Section 4.02 Capital Contributions. Each Member has paid or conveyed by way of contribution to the Company in exchange for the issuance of Units cash and/or marketable securities having an aggregate value equal to the amount set forth opposite such Member's name in Part I or II of the Schedule (herein called the "Initial Capital Contribution"). Additional Capital Contributions may be made by Members only in accordance with the provisions of this Section 4.02.

          Upon the approval of the Managing Member, any existing or prospective Member may purchase additional or newly-issued Units by contributing cash and/or marketable securities to the Company on the first day of any calendar quarter or at such other times as the Managing Member may determine in its sole discretion. The Managing Member and any of its Affiliates may make additional Capital Contributions to the Company in cash and/or marketable securities at any time and in any amounts.

          Whether marketable securities shall be accepted as a contribution to the Company shall be determined in the sole discretion of the Managing Member.

          Section 4.03 Capital Accounts. (a) A separate capital account (herein called a "Capital Account") shall be established on the books of the Company for each series of Units. The Capital Account of each series shall initially be an amount equal to the initial Capital Contributions with respect to such series. The Capital Account of a series shall be (i) increased as of the beginning of each Accounting Period to reflect any additional Capital Contributions pursuant to Section 4.02 in respect of such series, (ii) increased as of the end of each Accounting Period to reflect the Net Capital Appreciation of such series, (iii) decreased as of the beginning of each Accounting Period to reflect the redemption of any Units of such series, pursuant to Section 5.02, (iv) decreased as of the end of each Accounting Period to reflect the amount of any distributions pursuant to Section 5.04 in respect of such series (including any deemed distributions of taxes paid by the Company pursuant to Section 5.04(c) in respect of such series); (v) decreased for any Incentive Allocation pursuant to Section 4.05(b) in respect of such series; and (vi) decreased as of the end of each Accounting Period to reflect the Net Capital Depreciation of such series.

          (b) At the time of the conversion of any series of Units into Units of the Initial Series or any other series of Units pursuant to
Section 3.02, the Capital Account of the converted series of Units shall be reduced to zero, and the Capital Account of the series of Units into which such Units were converted shall be increased by the balance of the Capital Account of the converted series of Units immediately prior to the conversion.

          (c) A separate Capital Account shall also be established on the books of the Company for each Member with respect to each series of Units held by such Member. Each Member's Capital Account with respect to a series of Units shall equal the Capital Account of such series times the Member's Membership Percentage (as defined in Section 4.04) with respect to such series of Units.

          (d) The Managing Member shall have a separate Capital Account, which shall initially be equal to zero, and which shall be (A) increased by any Incentive Allocation at the time such Incentive Allocation is made, and
(B) decreased to reflect the amount of any distributions (including any deemed distributions in connection with the withholding of taxes in respect of such Incentive Allocation pursuant to Section 5.04(c)) made to the Managing Member in respect of such Incentive Allocation for such Accounting Period.

          Section 4.04 Membership Percentages. A Membership Percentage shall be determined for each Member for any given series of Units for each Accounting Period of the Company by dividing the number of Units owned by such Member within a given series by the aggregate number of outstanding Units of such series as of the beginning of such Accounting Period. The aggregate Membership Percentages for each series of Units shall equal 100 percent.

          Section 4.05 Allocation of Net Capital Appreciation or Net Capital Depreciation.

          (a) Any Net Capital Appreciation or Net Capital Depreciation, as the case may be, for an Accounting Period shall be allocated among the different series of Units pro rata in accordance with the relative Capital Accounts of each series at the beginning of such Accounting Period.

          (b) (i) At the end of each fiscal year of the Company, or at such other date during a fiscal year as of which the following determination is required pursuant to this Section 4.05, five percent (5%) of the amount by which the NAV of a series of Units, (determined prior to any applicable Incentive Allocation accrual with respect to such series of Units and appropriately adjusted as determined by the Managing Member in its sole discretion for contributions, distributions and redemptions but after giving effect to the allocation, pursuant to Section 4.05(a), of Net Capital Appreciation and Net Capital Depreciation for the Accounting Period ending on such date) exceeds such series' Prior High NAV at such date, shall be reallocated to the Capital Account of the Managing Member (the "Incentive Allocation"). The "Prior High NAV" with respect to a series of Units initially shall mean an amount equal to the NAV of such series as of the date of its initial issue. The new Prior High NAV with respect to a series of Units immediately following the end of any period for which an Incentive Allocation has been made with respect to such series shall be reset to equal the NAV of such series, unless the series is exchanged pursuant to Section 3.02 into the Initial Series or another series, in which case the new Prior High NAV shall be reset to equal the NAV of the Initial Series or other series. If the NAV of such series at the end of any fiscal year of the Company, and such other date during a fiscal year as of which the determination of the Incentive Allocation is required pursuant to
Section 4.05(c) is less than its Prior High NAV, the Prior High NAV of that series shall not change. The Prior High NAV for each series of Units shall be appropriately adjusted as determined by the Managing Member in its sole discretion to account for contributions, distributions and redemptions made with respect to such series of Units.

               (ii) The Incentive Allocation with respect to a series of Units accrues daily and the Company shall credit the Capital Account of the Managing Member as of December 31 of each year for the Incentive Allocation.

          (c) In the event that the Company is dissolved other than at the end of a fiscal year, or the effective date of a Member's redemption of Units is other than a fiscal year-end, then the Incentive Allocation described above shall be determined and made as if such date were a fiscal year-end.

          (d) Notwithstanding anything to the contrary herein, to the extent that the Company invests in "Hot Issues" (as defined below), and there are Members who are restricted persons within the meaning of National Association of Securities Dealers, Inc. (the "NASD") Conduct Rule 2110 and the interpretation set forth thereunder in IM-2110-1 entitled "Free-Riding and Withholding" (collectively, the "Interpretation")), investments in Hot Issues will be made through a special account and profits and losses attributable to Hot Issues will not be allocated to the Capital Accounts of Members who are restricted from participating in Hot Issues under the Interpretation. Only those Members who are not restricted persons shall have any beneficial interest in such an account. Notwithstanding anything in this Agreement to the contrary, the Managing Member shall have the right, without the consent of the Members, to make such amendments to this Agreement, and to take such other actions, as it deems advisable and appropriate, in its sole discretion, to implement the purposes of this
Section 4.05(d). A "Hot Issue" is any of the securities of a public offering which trade at a premium in the secondary market whenever such secondary market begins, or otherwise as such term may be interpreted from time to time under the then current rules of the NASD.

          Section 4.06 Amendment of Incentive Allocation. The Managing Member shall have the right to amend, without the consent of the Non-Managing Members, Section 4.05 of this Agreement so that the Incentive Allocation (or other performance-based allocation) therein provided conforms to any applicable requirements of the Securities and Exchange Commission and other regulatory authorities; provided, however, that no such amendment shall increase the Incentive Allocation (or other performance-based allocation) as so amended to more than the amount payable in accordance with Section 4.05 of this Agreement (or, in the case of any other performance-based allocation arrangement, the specific arrangement set forth in a written agreement between the affected Non-Managing Member and the Company), without the written consent of the affected Non-Managing Member. The Managing Member reserves the right, in its sole discretion, to apply different performance-based percentage allocations and performance compensation arrangements to any Member, as may be agreed by the Managing Member and such Member.

          Section 4.07 Determination of Net Assets.

          (a) The Company's Net Assets shall be determined in accordance with U.S. generally accepted accounting principles consistently applied as a guideline and the following principles:

               (i) The value of the Company's investment in a Portfolio Company or other investment fund shall be equal to the Company's proportionate interest in the NAV of the Portfolio Company or investment fund, determined in accordance with the terms and conditions of the respective governing agreement of each Portfolio Company or investment fund, as it may be amended, supplemented or otherwise modified from time to time.

               (ii) The assets of the Company that are invested pursuant to investment management agreements shall be valued at fair value in a commercially reasonable manner.

               (iii) All other assets or liabilities of the Company shall be valued by the Administrator in its sole discretion.

               (iv) The  amount of the  Company's  assets  and  liabilities
          (including without limitation indebtedness for money borrowed, the Management Fee and the Administration Fee) shall be determined in accordance with U.S. generally accepted accounting principles and guidelines, applied on a consistent basis, provided that the Administrator in its discretion may provide reserves for estimated accrued expenses, liabilities and contingencies, even if such reserves are not required by U.S. generally accepted accounting principles.

               (v) The amount payable to a Member or former Member in redemption of part or all of such Member's or former Member's Units pursuant to Section 5.02 shall be treated as a liability of the Company, until paid, from (but not prior to) the beginning of the Accounting Period on the Redemption Date for such Units.

               (vi) The amount to be received by the Company on account of any Capital Contributions pursuant to Section 4.02 shall be treated as an asset of the Company from (but not before) the beginning of the Accounting Period on the effective date of such Capital Contributions.

               (vii) Distributions made pursuant to Section 5.04 (including deemed tax distributions pursuant to Section 5.03(c)) other than as of the beginning of an Accounting Period shall be treated as an advance and as an asset of the Company, until the beginning of the Accounting Period following the date of distribution.

               (viii) The Incentive Allocation, if any, credited to the Capital Account of the Managing Member pursuant to Section 4.05(d) shall be treated as a liability, until distributed, from the beginning of the Accounting Period following the Accounting Period in which the Incentive Allocation was credited to such Capital Account.

          (b) The Company may suspend the valuation of its assets and liabilities, and any distributions or redemptions of any amounts from Capital Accounts, for any period during which a Portfolio Company or other investment fund with which the Company has made an investment has suspended the valuation of its assets and liabilities. The Managing Member shall promptly notify Members of any such suspension, and the termination of any such suspension, by means of a written notice.

          (c) All values assigned to securities and other assets by the Managing Member or the Administrator pursuant to this Section 4.07 shall be final and conclusive as to all of the Members. The Managing Member may consult with and rely upon valuations of the Company's securities and other assets provided by the Administrator.

          Section 4.08 Determination of Net Asset Value. The NAV of a series of Units shall be equal to the balance of the Capital Account with respect to such series of Units. The NAV per Unit of a series shall be equal to the NAV of such series divided by the number of outstanding Units of such series.

          Section 4.09  Allocation  for Tax  Purposes.  (a) For each fiscal year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to equitably reflect the amounts credited or debited to each Member's Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section 4.09 shall be made by the Managing Member in accordance with the principles of Sections 704(b) and 704(c) of the Code and in conformity with applicable Regulations promulgated thereunder (including, without limitation, Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(4), 1.704-1(b)(4)(i) and 1.704-3(e)).

          If any Member redeems all of its Units in the Company during a fiscal year or immediately following the end of a fiscal year, and the Member would (absent this sentence) recognize gain under Section 731 of the Code as a result of such withdrawal, the Managing Member may elect to specially allocate to such Member, for U.S. federal income tax purposes, any capital gains (including short-term capital gains) realized by the Company during such fiscal year, through and including the date of withdrawal, in an amount up to that amount of gain which if so allocated would avoid the Member recognizing gain on the withdrawal under Section 731 of the Code (ignoring for this purpose any adjustments that have been made to the tax basis of the withdrawing Member's Units resulting from any transfers or assignment of the Units (other than the original issue of the Units), including by reason of death). Any such election by the Managing Member shall, to the extent reasonably practicable as determined by the Managing Member in its sole discretion, be applied on an equitable basis to all Members withdrawing during such fiscal year or immediately following the end of such fiscal year.

          Section 4.10 Determination by Managing Member of Certain Matters; Managing Member's Discretion.

          (a) All matters concerning the valuation of securities and other assets and liabilities of the Company, the allocation of profits, gains and losses among the Members (including for tax purposes) and accounting procedures not expressly provided for by the terms of this Agreement (including, without limitation, allocation and accounting procedures in the event a Member that has an account managed by the Managing Member in a manner similar to the investment program utilized by the Company which causes the assets and liabilities in such account to be transferred to the Company) shall be determined by the Managing Member (or such person as the Managing Member may authorize to make such determination), whose determination shall be final, binding and conclusive as to all of the Members.

          (b) Whenever in this Agreement the Managing Member is permitted or required to make a decision (i) in its "sole discretion" or
"discretion," or under a similar grant of authority or latitude, the Managing Member shall be entitled to consider only such interests and factors as it desires and may consider its own interests and the interests of its Affiliates and its determination shall be final, binding and conclusive as to all of the Members, or (ii) in its "good faith" the Managing Member shall act under such express standards and shall not be subject to any other or different standards imposed by this Agreement or by law or any other agreement contemplated herein.

          Section 4.11 Adjustments to Take Account of Interim Year Events. If the Code or regulations promulgated thereunder require an adjustment to the Capital Account of a Member or some other interim year event occurs necessitating in the Managing Member's judgment an equitable adjustment, the Managing Member shall make such adjustments in the determination and allocation among the Members of Net Capital Appreciation, Net Capital Depreciation, Capital Accounts, Membership Percentages, Incentive Allocation, the Management Fee, Administration Fee, Company expenses, items of income, deduction, gain, loss, credit or withholding for tax purposes, accounting procedures or such other financial or tax items as shall equitably take into account such interim year event and applicable provisions of law, and the determination thereof by the Managing Member shall be final, binding and conclusive as to all of the Members.

          Section 4.12 Tax Withholding. If the Company is required to withhold taxes on any distribution to, or to pay or incur any tax with respect to any income allocable to or otherwise on account of, any Member or series of Units, the Company may withhold such amounts and make such payments to such taxing authorities as are necessary to ensure compliance with such tax laws.

                                 ARTICLE V

                       Redemptions and Distributions

          Section 5.01 Redemptions and Distributions in General. No Member shall be entitled (i) to receive distributions from the Company, except as provided in Section 5.04 and Section 7.02; or (ii) to redeem any of its Units other than upon such Member's withdrawal from the Company, except as provided in Sections 5.02 and 6.01 or upon the consent of, or as may be required by, and upon such terms as may be determined by, the Managing Member in its sole discretion. In no event shall a Member be entitled to demand to receive property other than cash.

          Section 5.02 Redemptions.

          (a) Subject to Sections 5.02(c) and 5.03, as of the time immediately prior to the opening of business on the first day of the first calendar quarter beginning on or after the first anniversary of the purchase of such Units by the Member and, thereafter, as of the time immediately prior to the opening of business on the first day of any calendar quarter (each, a "Redemption Date"), each Member shall have the right, upon 45 days' prior written notice to the Managing Member (unless such notice is waived by the Managing Member in its sole discretion), to redeem some or all of its Units. No partial redemption shall be permitted if thereafter the aggregate NAV of the remaining Units held by the redeeming Member would be less than $500,000, unless such limitation is waived by the Managing Member in its sole discretion. Units of a particular series will be redeemed at a per Unit price (the "Redemption Price") based upon the NAV of such series as of the close of business on the day immediately preceding the applicable Redemption Date, after reduction for any Management Fee, Administration Fee and Incentive Allocation and other liabilities of the Company to the extent accrued or otherwise attributable to the Units being redeemed on a pro rata basis (calculated as if the Redemption Date was the last day of the fiscal year). If a redeeming Member owns Units of more than one series, unless otherwise specified by such Member in writing, Units shall be redeemed on a "first in-first out" basis for purposes of determining the Redemption Price. The Company will endeavor to pay 90% of the redemption proceeds (calculated on the basis of estimated, unaudited data), valued as the close of business on the day immediately preceding the Redemption Date, within 10 days following the applicable Redemption Date, without interest. The balance of the redemption proceeds will be paid, without interest, within 30 days of the applicable Redemption Date. The Managing Member may permit redemptions at other times and in other amounts, subject to any conditions that it may impose in its sole discretion.

          (b) The Managing Member shall have the right, in its sole discretion, as of any date that it determines (including during a fiscal year) and for any reason (including, without limitation, pursuant to
Article VI, for regulatory or tax reasons, or for any other reason), to redeem any or all of a Member's Units. Any redemptions made pursuant to this Section 5.02(b) shall be paid out in accordance with Section 5.02(a).

          (c) The Managing Member, and any Affiliate of the Managing Member, shall have the right at any time (including during a fiscal year or other period) to redeem any and all of its interest or withdraw all or a portion of the assets in its Capital Account without notice to the Members.

          Section 5.03 Limitation on Redemptions.

          (a) The right of any Member to redeem some or all of its Units pursuant to the provisions of Section 5.02 is subject to the provision by the Managing Member for all Company liabilities in accordance with the Act, and for reserves for estimated accrued expenses, liabilities and contingencies in accordance with Section 4.08.

          (b) The Managing Member may suspend redemptions, at any time prior to the effective date of the redemption, and notwithstanding the fact that a timely redemption request has previously been made, for the whole, or any part, of any of the following periods: (i) during the closing of the principal stock exchange or other markets on which any substantial portion of the Company's direct or indirect investments, in the opinion of the Managing Member, is quoted or dealt in other than for ordinary holidays, or the restriction of suspension of dealings therein; (ii) during the existence of any state of affairs which, in the opinion of the Managing Member, constitutes an emergency as a result of which the determination of the price, value or disposition of the Company's direct or indirect investments would be impractical or prejudicial to Members; (iii) during which redemptions would, in the opinion of the Managing Member, result in a violation of applicable law; (iv) during any breakdown in the means of communication or computation normally employed in determining the price or value of any of the investments of the Company or the current price or values on any stock exchange in respect of assets of the Company; (v) during the occurrence of any period when the Company is unable to withdraw sufficient funds from Portfolio Companies or otherwise to meet redemption requests or in circumstances when the disposal of part or all of the Company's assets to meet such redemption requests would be prejudicial to Members; and (vi) during which any transfer of funds involved in the realization or acquisition of investments or payments due on redemption of Units cannot, in the opinion of the Managing Member, be effected at advantageous rates of exchange. Postponed redemptions shall be effected at the month-end following the termination of the suspension. Any part of a redemption request that is postponed shall take precedence over later-received redemption requests until the postponed request or requests have been satisfied in full. Members shall be given notice in writing of the suspension of redemptions and the termination of any such suspension. Units shall be held by the Member during the suspension period as if no redemption request had been made.

          Section 5.04 Distributions.

          (a)  The   Managing   Member   may,  in  its   discretion,   make
distributions in cash or in-kind (i) in connection with redemptions from the Company by a Member or in connection with a Member's complete withdrawal from the Company pursuant to Article VI, (ii) in its discretion, at any time to the Managing Member in an amount not in excess of the then positive balance in its Capital Account to which the Incentive Allocation is credited pursuant to Section 4.03 and (iii) in its discretion, at any time to all of the Members on a pro rata basis in accordance with the Members' Capital Amounts.

          (b) If a distribution is made in-kind, immediately prior to such distribution, the Managing Member shall determine the fair market value of the property distributed and adjust the Capital Accounts of all Members upwards or downwards to reflect the difference between the book value and the fair market value thereof, as if such gain or loss had been recognized upon an actual sale of such property and allocated pursuant to Section
4.05. Each such distribution shall reduce the Capital Account of the Member to which the distribution was made by the fair market value thereof.

          (c) Any taxes paid over to a governmental authority by the Company pursuant to Section 4.12 with respect to any Member (other than on account of all Members equally) shall be deemed to be a distribution to such Member. If a Member who receives a deemed distribution of taxes under this Section owns more than one series of Units, the Managing Member in its sole discretion may allocate such deemed distribution among such Member's different series of Units. Notwithstanding the foregoing, the Managing Member in its sole discretion may elect to treat any deemed distribution to a Member under this Section 5.04(c), not as a distribution, but as an advance to the Member and a partial redemption of such Member's Units as of the next Redemption Date following the deemed distribution, and such Member's Units shall be reduced thereby as appropriately determined by the Managing Member.

                                 ARTICLE VI

                       Withdrawal, Death, Disability

          Section 6.01 Withdrawal, Death, etc. of Members.

          (a) Subject to Section 6.04, a Member shall have the right on each Redemption Date, upon 45 days' prior written notice to the Managing Member (unless such notice is waived by the Managing Member in its sole discretion), to withdraw as a Member at the NAV per Unit for the series being redeemed as of the close of business on the day immediately preceding the applicable Redemption Date. The Company will endeavor to pay the withdrawing Member 90% of the redemption proceeds (calculated on the basis of estimated, unaudited data), valued as of the close of business on the day immediately preceding the Redemption Date, within 10 days following the applicable Redemption Date, without interest. The balance of the redemption proceeds will be paid, without interest, within 30 days of the applicable Redemption Date. A Member may withdraw from the Company at any other time with the consent of, and upon such terms as may be determined by, the Managing Member in its discretion.

          The withdrawal, death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of a Member shall not dissolve the Company. The legal representatives or successors of such Member shall succeed as assignee to the Member's interest in the Company upon the death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of such Member, but shall not be admitted as a substituted member without the consent of the Managing Member.

          (b) In the event of the death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of a Member, the interest of such Member shall continue at the risk of the Company's business until the last day of the calendar month following the calendar month in which the Managing Member received written notice of such event. At the end of such period, the Managing Member shall, in its sole discretion, either (i) substitute the legal representatives or successors of the former Members as Members of the Company, provided that the Managing Member determines in its sole discretion that such legal representatives or successors are qualified to become Members of the Company, or (ii) redeem such former Member's interest in the Company in accordance with the redemption provisions set forth above.

          (c) The interest of a Member that gives notice of a withdrawal pursuant to Section 6.01(a) shall not be included in calculating the Membership Percentages required to take any action under this Agreement.

          Section 6.02 Required Withdrawals. The Managing Member may at any time and for any reason, in its discretion, terminate the interest of any Member in the Company or require a Member to withdraw any part of its Capital Account. A Member required to withdraw under this Section 6.02 shall be treated for all purposes of distribution of redemption proceeds as a Member who has given notice of withdrawal under Section 6.01(a).

          Section 6.03 Effective Date of Withdrawal. The Capital Account of a withdrawing Member shall be determined as of the effective date of its withdrawal. For purposes of this Section 6.03, the effective date of a Member's withdrawal shall mean (as the case may be) (i) the Redemption Date pursuant Section 6.01(a) or (ii) the date determined by the Managing Member if such Member shall be required to withdraw from the Company pursuant to
Section 6.02. In the event the effective date of a Member's withdrawal shall be a date other than the last day of a fiscal year of the Company, the Capital Account of the withdrawing Member shall be adjusted pursuant to
Section 4.05(c).

          Section 6.04 Limitations on Withdrawals. The right of any withdrawing Member or its legal representatives to have distributed the Capital Account of such Member pursuant to this Article VI is subject to the provision by the Managing Member for all Company liabilities in accordance with the Act and for reserves for contingencies and estimated accrued expenses and liabilities in accordance with Section 4.08. The unused portion of any reserve shall be distributed to such withdrawn Member or its legal representatives, with any interest actually earned thereon, after the Managing Member shall have determined that the need therefor shall have ceased.

                                ARTICLE VII

                  Duration and Dissolution of the Company

          Section 7.01 Duration. The Company shall continue until the earlier of (i) a determination by the Managing Member that the Company should be dissolved and wound-up; (ii) the termination, bankruptcy, insolvency, dissolution or withdrawal by the Managing Member other than by assignment of the Managing Member's interest as provided in Section 1.05(b) hereof; or (iii) upon 60 days' prior written notice to the Managing Member of the affirmative vote of the holders of at least 66-2/3% of the voting power of the outstanding Units (other than Units held by Goldman, Sachs & Co., its Affiliates, employees and officers), based on the NAV of such Units, at a meeting duly called for the purpose of liquidating the Company. Upon a determination to dissolve the Company, redemptions, and distributions in respect thereof, may not be made.

          Section 7.02 Dissolution.

          (a) On dissolution of the Company, the Managing Member shall, within no more than 30 days after completion of a final audit of the Company's financial statements, make distributions out of Company assets, in the following manner and order:

               (i) to creditors,  including  Members who are creditors,  to the  extent  otherwise  permitted  by  law,  in  satisfaction  of liabilities of the Company (whether by payment or by establishment of reserves); and

               (ii) to the Members in the proportion of their respective Capital Accounts.

          (b) The Managing Member, in its discretion, at any time and from time to time, may designate one or more liquidators, including, without limitation, one or more partners, members or officers of the Managing Member, who shall have full authority to wind up and liquidate the business of the Company and to make final distributions as provided in this Section
7.02. The appointment of any liquidator may be revoked or a successor or additional liquidator or liquidators may be appointed at any time by an instrument in writing signed by the Managing Member. Any such liquidator may receive compensation as shall be fixed, from time to time, by the Managing Member.

          (c) In the event that the Company is dissolved on a date other than the last day of a fiscal year, the date of such dissolution shall be deemed to be the last day of a fiscal year for purposes of adjusting the Capital Accounts of the Members pursuant to Section 4.03. For purposes of distributing the assets of the Company upon dissolution, the Managing
Member shall be entitled to a return, on a pari passu basis with the Non-Managing Members, of the amount standing to its credit in its Capital Account and, with respect to its share of profits, based upon its Membership Percentage.

                                ARTICLE VIII

                      Tax Returns; Reports to Members

          Section 8.01 Independent Auditors. The financial statements of the Company shall be audited by Ernst & Young LLP, or such other certified public accountants of similar standing selected by the Managing Member, as of the end of each fiscal year of the Company.

          Section 8.02 Filing of Tax Returns. The Managing Member shall prepare and file, or cause the accountants of the Company to prepare and file, a federal information tax return in compliance with Section 6031 of the Code, and any required state and local income tax and information returns for each tax year of the Company.

          Section 8.03 Tax Matters Partner. The Managing Member shall be designated on the Company's annual federal information tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Company for purposes of Section 6231(a)(7) of the Code. In the event the Company shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company.

          Section 8.04 Financial Reports to Current Members. The Company shall prepare and mail to each Non-Managing Member (i) annual audited financial statements after the end of the Company's fiscal year, (ii)
quarterly  unaudited  information as to the  performance of the Company and
(iii) information necessary for such Member to complete its U.S. federal, state and local income tax returns (including such information that such Member may reasonably require annually to complete its tax filing obligations, provided that the Managing Member may provide the same without undue effort or expense).

          Section 8.05 Tax Reports to Members and Former Members. The Company shall use its best efforts to prepare and mail, or cause its accountants to prepare and mail, to each Member and, to the extent necessary, to each former Member (or its legal representatives), not more than 90 days after the close of each fiscal year of the Company, a report setting forth in sufficient detail such information as shall enable such Member or former Member (or such Member's legal representatives) to prepare their respective federal income tax returns and/or extensions in accordance with the laws, rules and regulations then prevailing.

                                 ARTICLE X

                               Miscellaneous

          Section 9.01 General. This Agreement (i) shall be binding on the permitted transferees, assigns, executors, administrators, estates, heirs, and legal successors and representatives of the Members and (ii) may be executed, through the use of separate signature pages or supplemental agreements in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart; provided, however, that each such counterpart shall have been executed by the Managing Member and that the counterparts, in the aggregate, shall have been signed by all of the Members.

          Section 9.02 Power of Attorney. Each of the Members hereby appoints the Managing Member as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, acknowledge, swear to and file:

          (a) a Certificate of Formation of the Company and any amendments thereto as may be required under the Act;

          (b) any duly adopted amendment to this Agreement;

          (c) any and all instruments, certificates, and other documents that may be deemed necessary or desirable to effect the dissolution and winding-up of the Company (including, but not limited to, a Certificate of Cancellation of the Certificate of Formation); and

          (d) any business certificate, fictitious name certificate, amendment thereto, or other instrument or document of any kind whatsoever necessary, desirable or convenient to accomplish the business, purpose and objectives of the Company, or required by any applicable federal, state, local or foreign law.

          The power of attorney hereby granted by each of the Non-Managing Members is coupled with an interest, is irrevocable, and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of such Non-Managing Member; provided, however, that such power of attorney shall terminate upon the substitution of another non-managing member for all of such Non-Managing Member's interest in the Company or upon the complete withdrawal of such Non-Managing Member from participation in the Company.

          Section 9.03 Amendments to Limited Liability Company Agreement. The terms and provisions of this Agreement may be modified or amended at any time and from time to time with the written consent of Members having in excess of 50% of the voting power of the outstanding Units, (or, if an amendment affects only a particular series of Units, with the written consent of Members having in excess of 50% of that series of Units), based on the NAV of such Units, and the affirmative vote of the Managing Member insofar as is consistent with the laws governing this Agreement; provided, however, that without the consent of the Non-Managing Members, the Managing Member may amend the Agreement or the Schedule hereto to (i) reflect changes validly made in the membership of the Company, the Capital Contributions, Membership Percentages and changes in the number of Units held by the Members; (ii) change the provisions relating to the Incentive Allocation so that such provisions conform to the applicable requirements of the Securities and Exchange Commission and other regulatory authorities, so long as such amendment does not increase the Incentive Allocation to more than the amount that would otherwise be determined absent such amendment; (iii) reflect a change in the name of the Company; (iv) make a change that is necessary or, in the opinion of the Managing Member, advisable to qualify the Company as a limited liability company or other entity in which the Members have limited liability under the laws of any state, or ensure that the Company shall not be treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes; (v) make any change that does not adversely affect the Members in any material respect; (vi) make a change that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal, state or foreign statute, so long as such change is made in a manner which minimizes to the extent practicable, as determined by the Managing Member in its sole discretion, any adverse effect on the Members or that is required or contemplated by this Agreement; (vii) make a change in any provision of the Agreement that requires any action to be taken by or on behalf of the Managing Member or the Company pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required; (viii) prevent the Company or the Managing Member from in any manner being deemed an "investment company" subject to the provisions of the Investment Company Act of 1940, as amended; (ix) correct mistakes or clarify ambiguities; (x) in the event of adverse changes in the tax law or interpretations thereof applicable to the Company, amend the Agreement as determined by the Managing Member if it deems advisable or necessary to address such changes; (xi) conform the Agreement to the disclosure provided in the Company's Confidential Private Placement Memorandum; (xii) correct or supplement any conflicting provisions and delete or add provisions as may be required by applicable law or regulations, in each case, as determined by the Managing Member in its sole discretion; (xiii) make any other amendment provided such amendment does not become effective until after such affected Members have been given prior written notice of such change and have had the right following receipt of such notice to request the redemption of their Units and such redemption shall have become effective; or (xiv) make any other amendments similar to the foregoing. Each Member, however, must consent to any amendment that would (a) reduce its Capital Account or rights of redemption or withdrawal; or (b) amend the provisions of this Agreement relating to amendments.

          Section 9.04 Instruments. The parties agree to execute and deliver any further instruments or perform any acts which are or may become necessary to carry on the Company created by this Agreement or to effectuate its purposes.

          Section 9.05 No Personal Liability For Return of Capital. The Managing Member shall not be personally liable for the return or repayment of all or any portion of Capital Contribution or profits of any Member, it being expressly agreed that any such return of Capital Contribution or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the Managing Member) of the Company.

          Section 9.06 Choice of Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware and, without limitation thereof, that the Act as now adopted or as may be hereafter amended shall govern the limited liability company aspects of this Agreement. The parties also expressly agree that all actions and proceedings brought by a party against a Member or the Company, in connection with the Company's business or affairs (including a breach of this Agreement by a party hereto) shall be brought in and be subject to the jurisdiction of a court of the State of New York or any federal district court in the State of New York.

          Section 9.07 Waiver of Trial By Jury. The parties hereto irrevocably waive to the fullest extent permitted by law any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of New York located in the City of New York or of the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 9.08 No Third Party Rights. The provisions of this Agreement, including, without limitation, the provisions of Section 1.03, are not intended to be for the benefit of any creditor or other person (other than the Members in their capacities as such) to whom any debts, liabilities or obligations are owed by (or who otherwise have a claim against or dealings with) the Company or any Member, and no such creditor or other Person shall obtain any rights under any of such provisions (whether as a third party beneficiary or otherwise) or shall obtain any rights under any of such provisions (whether as a third party beneficiary or otherwise) or shall by reason of any such provisions make any claim in respect to any debt, liability or obligation (or otherwise) including any debt, liability or obligation pursuant to Section 1.03, against the Company or any Member.

          Section 9.09 Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by registered or certified mail. All notices to the Company shall be addressed to its principal office and place of business. All notices addressed to a Member shall be addressed to such Member at the address set forth in the Schedule. Any Member may designate a new address by notice to that effect given to the Company. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when mailed by registered or certified mail to the proper address or delivered in person.

          Section 9.10 Counterparts. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

          Section 9.11 Grantors of Revocable Trusts. Each Non-Managing Member that is a revocable trust agrees that, if the trustee of such revocable trust and the grantor of such revocable trust are the same person, the trustee's execution of this Agreement and any other documents executed in connection with the Company shall bind such person in his or her capacity both as trustee and as grantor of such revocable trust.

          Section 9.12 Goodwill. No value shall be placed on the name or goodwill of the Company, which shall belong exclusively to the Managing Member.

          Section 9.13 Headings. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.

          Section 9.14 Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

          Section 9.15 Confidentiality. The Managing Member and the Company may, in their discretion, keep confidential and not disclose to the Non-Managing Members any proprietary information concerning the Company, including, without limitation, investments, valuations, information regarding potential investments, financial information, trade secrets and the like which is proprietary in nature and non-public, or any information about any investment, to the extent that such information is required to be kept confidential or is otherwise subject to disclosure restrictions imposed by the issuer of the investment or the Managing Member, in its reasonable discretion (collectively, "Confidential Information"). Each Non-Managing Member shall not disclose or cause to be disclosed any Confidential Information to any other Person, except as otherwise required by any regulatory authority, law or regulation, or by legal process, without the prior written consent of the Managing Member.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.


MANAGING MEMBER:

GOLDMAN SACHS PRINCETON LLC


By:      /s/ Peter E. Finn
       ------------------------------
Name:  Peter E. Finn
Title: Vice President and Chief Financial Officer


MEMBERS:

Each person who shall sign a Member Signature Page in the form attached hereto and who shall be accepted by the Managing Member to the Company as a Member.

             FORM OF MEMBER SIGNATURE PAGE

  GOLDMAN SACHS GLOBAL EQUITY LONG/SHORT PARTNERS, LLC

By its signature below, the undersigned hereby agrees that effective as of the date of its admission to Goldman Sachs Global Equity Long/Short Partners, LLC as a Member it shall (i) be bound by each and every term and provision of the Agreement of Limited Liability Company of Goldman Sachs Global Equity Long/Short Partners, LLC as the same may be duly amended from time to time in accordance with the provisions thereof, and (ii) become and be a party to said Limited Liability Company Agreement of Goldman Sachs Global Equity Long/Short Partners, LLC.


INDIVIDUALS:                           MEMBER


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                                       Signature


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                                       Print name of Subscriber


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                                       Signature of Joint Investor


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                                       Print name of Joint Investor


ALL OTHER MEMBERS:                     MEMBER


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                                       Print name of Member


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                                       Signature of individual signing
                                       on behalf of institution


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                                       Name of individual signing on
                                       behalf of institution  (please
                                       type or print)


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                                       Title